                                                                       EXHIBIT 1



                           SIMON DEBARTOLO GROUP, INC.
                            (a Maryland corporation)

                                 747,000 Shares
                                  Common Stock


                                 TERMS AGREEMENT


                                                              September 11, 1997

To:               Simon DeBartolo Group, Inc.
                  National City Center
                  115 West Washington Street
                  Suite 15 East
                  Indianapolis, Indiana 46204


Ladies and Gentlemen:

                  We understand that Simon DeBartolo Group, Inc., a Maryland corporation (the "Company"), proposes to issue and sell 747,000 shares of its common stock, par value $0.0001 per share (the "Common Stock") (Common Stock being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriter named below (the "Underwriter") offers to purchase the Underwritten Securities set forth below opposite its name at the purchase price set forth below.
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
Underwriter                                                     Number of
-----------                                              Underwritten Securities
                                                         -----------------------

Smith Barney Inc...............................................   747,000
                                                                  -------

                  Total                                           747,000

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         The Underwritten Securities shall have the following terms:

Title:                              Common Stock
Number of shares:                   747,000 shares
Number of Option Underwritten
  Securities:                       N/A
Purchase price per share:           $31.70625
Listing requirements:               NYSE
Black-out provisions:               N/A
Lock-up provisions:                 N/A
Other terms and conditions:         This Agreement shall be subject to
termination in the absolute discretion of the Underwriter, without liability on the part of the Underwriter to the Company, by notice to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable (x) to commence or continue the offering of the units of The Equity Focus Trusts-REIT Portfolio Series, 1997 (the "Trust") to the public, or (y) to enforce contracts for the sale of the units of the Trust. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter. Closing date and location: September 16, 1997 at the offices of Rogers & Wells, 200 Park Avenue, New York, New York 10166.

         All of the provisions contained in the document attached as Annex I hereto entitled "SIMON DEBARTOLO GROUP, INC.--Common Stock, Warrants to Purchase Common Stock, Preferred Stock, Warrants to Purchase Preferred Stock and Depositary Shares--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms
Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.
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         Please accept this offer no later than 5:00 o'clock P.M. (New York City time) on September 11, 1997 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                                     Very truly yours,

                                                     SMITH BARNEY INC.


                                                     By:    /s/  Jim Cowles
                                                            --------------------
                                                     Name:  Jim Cowles
                                                     Title: Authorized Signatory


Accepted:

SIMON DEBARTOLO GROUP, INC.


By:      /s/  David Simon
         ------------------------------
         Name: David Simon
         Title: Chief Executive Officer